Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): November 17, 2005.

Tabatha IV, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-31765	84-1536520
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2735 Villa Creek, Suite 175, Dallas, Texas 75234
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (469) 522-6222

Form 8-K
Tabatha IV, Inc.
Item 1.01.	Entry Into a Material Definitive Agreement.

On November 17, 2005, we executed a memorandum of understanding (the “MOU”) with Humanity Capital, Inc., a Texas corporation (“HCI”), relating to our proposed acquisition of HCI solely for shares of our common stock. While the MOU is not a definitive agreement, it does represent our management’s intention to acquire HCI. We expect that we will execute a definitive agreement and plan of reorganization in the near future.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:
Exhibit No.	Description
10.1	Memorandum of Understanding, dated as of November 17, 2005, between Tabatha IV, Inc. and Humanity Capital, Inc..

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: November 30, 2005.	TABATHA IV, INC.

By:	/s/ MIMBI ROBERTSON
Mimbi Robertson
President